EXHIBIT 23.1

                 CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement on Form S-8 dated July 30, 1999 and related Prospectus pertaining to the MSC.Software Corporation 1998 Stock Option Plan of our report dated March 18, 1999, with respect to the consolidated financial statements and schedule of MSC.Software Corporation (formerly the MacNeal-Schwendler Corporation) included in its Transition Report (Form 10-K) for the transition period ended December 31, 1998, filed with the Securities and Exchange Commission.


                              /s/ ERNST & YOUNG LLP

Los Angeles, California
July 28, 1999